CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated July 3, 2014, of X-Treme Investments, Inc. relating to the financial statements as of March 31, 2014 and 2013, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

August 22, 2014